CONSENT OF INDEPENDENT AUDITOR
We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration
Statement No. 333-283638 on Form N-4 of our report dated March 14, 2025, relating to the statutory basis financial statements of MEMBERS Life Insurance Company, appearing on Form N-VPFS filed with the SEC by the Company on April 1, 2025. We also consent to the reference to us under the heading
"Experts" in such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
April 9, 2025